EXHIBIT INDEX

77.B            ACCOUNTANT'S REPORT ON INTERNAL CONTROL

77Q1            INTERIM ADVISORY AGREEMENT FOR TIMESSQUARE VP S&P 500 INDEX FUND

77Q1            INTERIM ADVISORY AGREEMENT FOR TIMESSQUARE VP CORE PLUS BOND
                FUND